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                                                                     EXHIBIT 5.1

                  [LETTERHEAD FOR MORGAN, LEWIS & BOCKIUS LLP]

January 29, 1999

Entercom Communications Corp.
401 City Avenue, Suite 409
Bala Cynwyd, Pennsylvania 19004

Re:      Entercom Communications Corp.- Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Entercom Communications Corp., a Pennsylvania corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 5,565,716 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company to be issued in connection with the Company's 1998 Equity Compensation Plan and the Company's Employee Stock Purchase Plan (the "Plans"). In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws;
(c) certain records of the Company's corporate proceedings as reflected in its minute books; (d) the Plans; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Our opinions set forth below is limited to the Pennsylvania Business Corporation Law of 1988 (the "BCL").

Based upon the foregoing, we are of the opinion that the Shares will, when issued in the manner and on the terms described in the Registration Statement and the Plans, be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Morgan, Lewis & Bockius LLP